SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                          FORM 8-A/A


                       AMENDMENT NO. 1
            To Registration Statement on Form 8-A
             filed November 30, 1978, relating to
         9% Convertible Subordinated Debentures Due 1998

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) or (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


             CENTURY TELEPHONE ENTERPRISES, INC.
    (Exact name of registrant as specified in its charter)


             Louisiana                      72-0651161
    (State of incorporation)              (I.R.S. Employer
      or organization)                  Identification Number)

      100 Century Park Drive, Monroe, Louisiana       71203
     (Address of principal executive offices)      (Zip Code)

          Securities registered pursuant to Section 12(b) of the Act:

           Title of each class            Name   of  each exchange
              so registered              on which each class is registered

       9% Convertible Subordinated            New York Stock Exchange
           Debentures Due 1998

If  this  Form relates to the registration of a class of  debt securities  and  is effective upon filing  pursuant to General
Instruction A.(c)(1), please check the following box.  [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
A.(c)(2), please check the following box.  [   ]

 Securities to be registered pursuant to Section 12(g) of the
                             Act:

                             None


The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:

1. Item 1 is hereby amended to read in its entirety as follows:

          The 9% Convertible Subordinated Debentures Due 1998 (the "Debentures") of Century Telephone Enterprises, Inc. (the "Company") registered under the Securities Exchange Act of 1934, as amended, pursuant to the Company's Registration Statement on Form 8-A filed November 30, 1978 (the "Registration Statement"), are no longer outstanding. Accordingly, the Company hereby removes all of the Debentures from registration under the Registration Statement.

2.   Items 2-4 are hereby deleted.


                            Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be
signed  on  its  behalf  by  the   undersigned,  thereto  duly
authorized.


                           CENTURY TELEPHONE ENTERPRISES, INC.


                                 By:  /s/ Harvey P. Perry
                                       Harvey P. Perry
                                       Senior Vice President,
                                       General  Counsel   and
                                       Secretary


Dated:  December 2, 1996